     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 1995

                                                       REGISTRATION NO. 33-26145
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ______________________


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ______________________


                       HUTCHINSON TECHNOLOGY INCORPORATED
             (Exact name of Registrant as specified in its charter)

               MINNESOTA                                        41-0901840
      (State or other jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                        Identification No.)

         40 WEST HIGHLAND PARK
         HUTCHINSON, MINNESOTA                                    55350
(Address of Principal Executive Offices)                        (Zip Code)


                       HUTCHINSON TECHNOLOGY INCORPORATED
                             1988 STOCK OPTION PLAN
                            (Full title of the plan)

                                JEFFREY W. GREEN
                             CHIEF EXECUTIVE OFFICER
                       HUTCHINSON TECHNOLOGY INCORPORATED
                              40 WEST HIGHLAND PARK
                          HUTCHINSON, MINNESOTA  55350
                     (Name and address of agent for service)

                                 (612) 587-3797
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                       PROPOSED              PROPOSED
                                  AMOUNT                MAXIMUM               MAXIMUM             AMOUNT OF
      TITLE OF SECURITIES          TO BE               OFFERING              AGGREGATE          REGISTRATION
       TO BE REGISTERED        REGISTERED(1)      PRICE PER SHARE(3)     OFFERING PRICE(3)           FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.02; Limited
Stock Appreciation
Rights                       250,000 Shares(2)          $30.125              $7,531,250            $2,597
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to an additional 250,000 shares of Common Stock to be offered pursuant to the Hutchinson Technology Incorporated 1988 Stock Option Plan, for which 750,000 shares of Common Stock previously have been registered pursuant to the Registrant's Registration Statement, Registration No. 33-26145.
(2) Including 250,000 Limited Stock Appreciation Rights ("Limited Rights"), each of which is related to each share of Common Stock registered hereunder and which may be granted with respect to all or any portion of such shares.
(3) Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the Registrant's Common Stock as quoted on the NASDAQ National Market on March 22, 1995.

                                     PART II
            INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF FORM S-8
                          IN THE REGISTRATION STATEMENT

1.   INCORPORATION BY REFERENCE.

     All of the contents of the Registrant's Registration Statement on Form S-8, Registration No. 33-26145, previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 15, 1988, is incorporated in this Registration Statement by reference and made a part hereof.

2.   EXHIBITS (REQUIRED OPINIONS AND CONSENTS).

     Exhibit                       Description
     -------                       -----------

     5         Opinion of Faegre & Benson Professional Limited Liability
               Partnership.

     23.1      Consent of Arthur Andersen LLP.

     23.2 Consent of Faegre & Benson Professional Limited Liability Partnership (included in Exhibit 5).

3.   ADDITIONAL INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

     Pursuant to an amendment to the Hutchinson Technology Incorporated 1988 Stock Option Plan (the "Plan") adopted by the Compensation Committee of the Board of Directors of the Registrant (the "Committee") on November 18, 1993, under certain circumstances, the Committee may grant options that are exercisable immediately or less than six months after being granted to employees residing or employed in a country other than the United States at the time of the grant.

     Pursuant to an amendment to the Plan adopted by the Committee on November 7, 1994, and approved by the shareholders of the Registrant on January 25, 1995, the number of shares which may be made subject to options granted under the Plan was increased to 1,000,000 shares of Common Stock.

     Pursuant to an amendment to the Plan approved by the Board of Directors of the Registrant by unanimous written action as of November 30, 1994, and by the shareholders of the Registrant on January 25, 1995, the number of shares for which any single participant in the Plan may be granted options under the Plan in any calendar year is limited to 100,000 shares of Common Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hutchinson, State of Minnesota, on March 20, 1995.


                                        HUTCHINSON TECHNOLOGY INCORPORATED

                                        By:  /s/ JEFFREY W. GREEN
                                           ------------------------------------
                                                    Jeffrey W. Green
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

     Each of the undersigned hereby appoints Jeffrey W. Green, Wayne M. Fortun and John A. Ingleman, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          Name                            Title                      Date
          ----                            -----                      ----

  /s/ JEFFREY W. GREEN     Chairman and Chief Executive Officer   March 20, 1995
------------------------   (Principal Executive Officer) and
    Jeffrey W. Green       Director

  /s/ JOHN A. INGLEMAN     Vice President, Chief Financial        March 20, 1995
------------------------   Officer, Treasurer and Secretary
    John A. Ingleman       (Principal Financial Officer and
                           Principal Accounting Officer)

 /s/ W. THOMAS BRUNBERG    Director                               March 20, 1995
------------------------
   W. Thomas Brunberg

  /s/ JAMES E. DONAGHY     Director                               March 20, 1995
------------------------
    James E. Donaghy

 /s/ HARRY C. ERVIN, JR.   Director                               March 20, 1995
------------------------
   Harry C. Ervin, Jr.

   /s/ WAYNE M. FORTUN     Director                               March 20, 1995
------------------------
     Wayne M. Fortun

  /s/ RICHARD N. ROSETT    Director                               March 20, 1995
------------------------
    Richard N. Rosett

                                INDEX TO EXHIBITS


Exhibit
-------

5       Opinion of Faegre & Benson Professional Limited
        Liability Partnership

23.1    Consent of Arthur Andersen LLP

23.2    Consent of Faegre & Benson Professional Limited
        Liability Partnership (included in Exhibit 5).